EXHIBIT 5.1

OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP
[Letterhead of Orrick, Herrington & Sutcliffe LLP]

January 11, 2005

iVillage Inc.
500 Seventh Avenue
New York, NY 10018

Re: Registration Statement on Form S-8 – iVillage Inc.

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to 471,400 additional shares of Common Stock, par value $.01 per share (“Common Stock”), of iVillage Inc., a Delaware corporation (the “Company”), pursuant to the Healthology, Inc. Stock Option Plan, as amended (the “Plan”), a stock option plan assumed by the Company pursuant to the terms of the Stock Exchange and Merger Agreement, dated as of January 7, 2005, among the Company, Virtue Acquisition Corporation, a Delaware corporation, Healthology, a Delaware corporation, and certain stockholders of Healthology party thereto, and pursuant to a Registration Statement on Form S-8.

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan when issued and sold as described in the Plan and Registration Statement, will be duly authorized, legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP